UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)

1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)

(510) 668-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 5, 2005, the Board of Directors of Therma-Wave, Inc. (the “Company”) granted options to purchase an aggregate of 200,000 shares of the Company’s common stock to the following officers:

			Exercise
		Number	Price Per		Expiration
Name	Title	of Shares	Share [1]	Vesting Schedule	Date
Joseph J. Passarello	Vice President of Finance	150,000	$1.47	25% of the shares are vested and exercisable on the first year anniversary of the grant date and 2.083% of the shares initially granted each month thereafter on the thirteenth (13th) through the forty-eighth (48th) month anniversary of the grant date.	May 5, 2015
Ahmad Kermani	Vice President of Customer Operations	50,000	$1.47	25% of the shares are vested and exercisable on the first year anniversary of the grant date and 2.083% of the shares initially granted each month thereafter on the thirteenth (13th) through the forty-eighth (48th) month anniversary of the grant date.	May 5, 2015

The option grants are to be memorialized in substantially the form of the Company’s key employee Stock Option Agreement, a copy of which is filed with this report as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Description
10.1	Therma-Wave, Inc. Form of Stock Option Agreement

[1] The exercise price per share is equal to the closing price of the Company’s common stock listed on The Nasdaq Stock Market, on May 4, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.

/s/ L. Ray Christie

Date: May 11, 2005	Name: L. Ray Christie
	Title:	Senior Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Therma-Wave, Inc. Form of Stock Option Agreement